Exhibit 5.3

	David H. Bjornson	Robert C. Lukes
	Stephen R. Brown	Kathryn S. Mahe
	Gary B. Chumrau	Alan F. McCormick
J. C. Garlington	Randall J. Colbert	Kristina K. McMullin
1908 – 1995	Lawrence F. Daly	Charles E. McNeil
	Kathleen L. DeSoto	Anita Harper Poe
Sherman V. Lohn	Megan L. Dishong	Larry E. Riley
1921 – 2007	Candace C. Fetscher	Jeffrey M. Roth
	Gary L. Graham	Susan P. Roy
R.H. “Ty” Robinson	Charles E. Hansberry	Robert E. Sheridan
(Retired)	Gregory L. Hanson	Brian J. Smith
	Elizabeth L. Hausbeck	Jeffrey B. Smith
	Malin Stearns Johnson	Peter J. Stokstad
William Evan Jones	R. Nick Jones	Kevin A. Twidwell
(Retired)	Jenny M. Jourdonnais	William T. Wagner
	Isaac M. Kantor	Kelly M. Wills
	Bradley J. Luck	Elena J. Zlatnik

December 7, 2012

H & E Equipment Services, Inc.

11100 Mead Road, Suite 200

Baton Rouge, LA 70816

RE:	Form S-4 Registration Statement

Registration No. 333-

Ladies and Gentlemen:

We have acted as special counsel to Great Northern Equipment, Inc., a Montana corporation (“Great Northern”), as a Guarantor (and together with H & E Finance Corp., a Delaware corporation, H & E Equipment Services (California), LLC, a Delaware limited liability company, H & E California Holding, Inc., a California corporation, H&E Equipment Services (Mid-Atlantic), Inc., a Virginia corporation, and GNE Investments, Inc., a Washington corporation, the “Guarantors”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Registration Statement on Form S-4 (Registration No. 333-                    ) filed by H & E Equipment Services, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), of the proposed offer by the Company to exchange (the “Exchange Offer”) up to $530,000,000 aggregate principal amount of the Company’s outstanding unregistered 7% Senior Notes due 2022 (the “Outstanding Notes”) and the guarantees of the Outstanding Notes by the Guarantors (the “Outstanding Guarantees”) for an equal aggregate principal amount of the Company’s 7% Senior Notes due 2022 (the “Exchange Notes”) and guarantees of the Exchange Notes by the Guarantors (the “Exchange Guarantees”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and the letter of transmittal filed as an exhibit thereto. The Exchange Notes and Exchange Guarantees will be issued pursuant to an Indenture, dated as of August 20, 2012 (the “Indenture”) by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which Indenture is filed as Exhibit 4.5 to the Registration Statement. This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the enforceability of the Exchange Notes and the Exchange Guarantees.

H & E Equipment Services, Inc.

RE:	Form S-4 Registration Statement
Registration No. 333-

December 7, 2012

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates, corporate and other instruments, and examined such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion letter. As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements of officers and representatives of Great Northern.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than Great Northern). In addition, we have assumed that (i) each party (other than Great Northern) to the Indenture, the Outstanding Notes, the Outstanding Guarantees, the Exchange Notes and the Exchange Guarantees is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) each party (other than Great Northern) to the Indenture, the Outstanding Notes, the Outstanding Guarantees the Exchange Notes and the Exchange Guarantees has the legal power and authority to enter into and perform its respective obligations thereunder, (iii) the Indenture, the Outstanding Notes and the Outstanding Guarantees have been, and the Exchange Notes and the Exchange Guarantees will have been, duly authorized, executed and delivered by the parties thereto (other than Great Northern) and constitute, and in the case of the Exchange Notes and the Exchange Guarantees, will constitute, legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms, (iv) the Outstanding Notes have been, and the Exchange Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture, (v) the Exchange Notes will conform to the specimens thereof examined by us, (vi) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (vii) the Registration Statement will have been declared effective by the Commission. We have also assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

The opinions expressed herein are limited to the internal laws of the state of Montana and we express no opinion concerning the laws of any other jurisdiction.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

The Exchange Guarantee of Great Northern has been duly authorized by all necessary corporate action of Great Northern. When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in the manner contemplated by the Prospectus against the due tender and delivery to the Trustee of Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, the Exchange Guarantee of Great Northern will be the legally valid and binding obligation of Great Northern, enforceable against Great Northern in accordance with its terms.

H & E Equipment Services, Inc.

RE:	Form S-4 Registration Statement
Registration No. 333-

December 7, 2012

Our opinions as expressed herein are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws now or hereafter in effect of or relating to or affecting creditors’ rights generally or debtors’ obligations generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity), an implied covenant of good faith and fair dealing, and the discretion of the court or other body before which any proceeding therefor may be brought. This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and for no other purpose. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Dechert LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rending its opinion letter to the Company, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

GARLINGTON, LOHN & ROBINSON, PLLP

Gary B. Chumrau

Direct Line: (406) 523-2540

Email: gbchumrau@garlington.com

GBC:scs